EXHIBIT EX-99.23.e.ii


                               Addendum No. 1 to
                 Underwriting Agreement Dated December 14, 2000
                                     Between
                              AmeriPrime Funds and
                       Unified Financial Securities, Inc.



         Notwithstanding the provisions of paragraphs 1 and 15 of the Underwriting Agreement (the "Agreement") between AmeriPrime Funds (the "Trust") and Unified Financial Securities, Inc. (the "Underwriter"), the Trust and the Underwriter agree that, effective December 10, 2001, Exhibit A of the Agreement shall not include the IMS Capital Value Fund (the "Fund"), that none of the provisions of the Agreement shall apply with respect to the Fund, and that the Underwriter shall not be appointed as the agent for the distribution of the shares of the Fund.

         All terms and provisions of the Agreement shall remain in full force and effect with regard to all other series of the Trust, as listed on Exhibit A of the Agreement, as it may be amended from time to time.

         IN WITNESS WHEREOF, the Trust and the Underwriter have each caused this Addendum to the Agreement to be signed on its behalf, as of the 10th day of December, 2001.


                                         AmeriPrime Funds

                                              /s/
                                         By: __________________________
                                                  Kenneth D. Trumpfheller,
                                                  President



                                         Unified Financial Securities, Inc.

                                              /s/
                                         By: __________________________
                                                  Stephen D. Highsmith, Jr.,
                                                  President



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